UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8–K
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CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 2, 2021

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OCUGEN, INC.
(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

263 Great Valley Parkway
Malvern, Pennsylvania 19355
(484) 328-4701
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

5 Great Valley Parkway, Suite 160
Malvern, Pennsylvania 19355
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐            Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐            Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OCGN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01      Entry into a Material Definitive Agreement
On February 2, 2021, Ocugen, Inc. (the “Company”), entered into a Co-Development, Supply and Commercialization Agreement (the “Agreement”) with Bharat Biotech International Limited (“Bharat”), in furtherance of the binding letter of intent entered into by the Company and Bharat (as previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 22, 2020). Pursuant to the Agreement, the Company obtained an exclusive right and license under certain of Bharat’s intellectual property rights, with the right to grant sublicenses, to develop, manufacture and commercialize COVAXIN™, an advanced stage whole-virion inactivated vaccine candidate/product for the prevention of COVID-19 in humans (the “Field”) in the United States of America, its territories and possessions (the “Ocugen Territory”). In consideration of the license and other rights granted by Bharat to Ocugen, the parties agreed to share any profits generated from the commercialization of COVAXIN™ in the Ocugen Territory, with Ocugen retaining 45% of such profits, and Bharat receiving the balance of such profits.
Under the Agreement, the Company and Bharat will collaborate to develop COVAXIN™ in the Field in and for their respective territories. Except with respect to U.S. manufacturing rights under certain circumstances as described below, Ocugen has the exclusive right and is solely responsible for researching, developing, manufacturing and commercializing COVAXIN™ in the Field in and for the Ocugen Territory. Bharat has the exclusive right and is solely responsible for researching, developing, manufacturing and commercializing COVAXIN™ in the Field outside of the Ocugen Territory.
Bharat has agreed to provide to Ocugen all preclinical and clinical data, and to transfer to Ocugen certain proprietary technology owned or controlled by Bharat, that are necessary for the successful commercial manufacture and supply of COVAXIN™ to support commercial sale in the Field in and for the Ocugen Territory, including pursuant to any emergency use authorization in and for the Ocugen Territory approved by the U.S. Food and Drug Administration. In certain circumstances set forth in the Agreement, and until Ocugen is capable and primarily responsible for the manufacture and supply of COVAXIN™ for use in the Field in and for the Ocugen Territory, Bharat has the exclusive right to manufacture COVAXIN™ in the Field in and for the Ocugen Territory and is responsible for manufacturing and supplying clinical testing materials required for Ocugen’s development activities, and all of Ocugen’s requirements of commercial quantities of COVAXIN™. The parties will separately enter into, after the effective date of the Agreement, supply agreements setting forth the terms of such supply. Bharat has agreed to provide a specified minimum number of doses in calendar year 2021.
The Agreement continues in effect for the commercial life of COVAXIN™, subject to the earlier termination of the Agreement in accordance with its terms. The Agreement also contains customary representations and warranties made by both parties, and customary provisions relating to indemnification, limitation of liability, confidentiality, information and data sharing, and other matters.
The foregoing summary of the material terms of the Agreement is qualified in its entirety by the terms of the Agreement, a copy which will be filed as an exhibit in a subsequent periodic report to be filed under the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2021

OCUGEN, INC.

By:	/s/ Shankar Musunuri
Name: Shankar Musunuri
Title: Chief Executive Officer and Chairman

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